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                                                                    Exhibit 5.01



LOEFF CLAEYS VERBEKE

Lernout & Hauspie Speech Products N.V.
Flanders Language Valley 50
8900  IEPER

Brussels, August 23, 2000


Re:  Registration Statement on Form S-3

Ladies and Gentlemen,

  We have acted as counsel on matters of Belgian law in connection with the filing with the United States Securities and Exchange Commission of the aforementioned registration statement on Form S-3 (the "Registration Statement") pursuant to which Lernout & Hauspie Speech Products N.V. (the "Company") is registering under the United States Securities Act of 1933, an aggregate of up to USD 250,000,000 in shares of the Company's common stock, no par value per share (the "Common Shares").


  This opinion is rendered to you pursuant to the Registration Statement, Section 'Legal Matters'. For the purpose of rendering this opinion we have solely reviewed and relied on the following documents and information:

 .    the Registration Statement;

 .    copy of the Company's coordinated version of its articles of association dated July 31, 2000;

 .    oral confirmation by the Clerk's Office of the Commercial Court at Ieper
     that no filings for bankruptcy were outstanding on this date.

  Based upon and subject to the foregoing, we are of the opinion that, when issued in accordance with the Company's restated articles of association (including, as the case may be, the Company's authorized capital), the relevant provisions of Belgian Company law and any other rules and regulations applicable to it, the Common Shares will be duly authorized, issued and delivered by the Company.

  This opinion is rendered only with respect to matters of Belgian law and is rendered in accordance with the rules of the Brussels Bar. We consent to the filing of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof and any amendment thereto.

  This opinion may be used in connection with the offering of the Common Shares only while the Registration Statement remains in effect.


Very truly yours,


/s/ Philippe Hamer
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Philippe Hamer